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                        [LETTERHEAD OF SANDLER O'NEILL]


December 1, 1996


Board of Directors
National Mercantile Bancorp
1840 Century Park East
Los Angeles, CA 90067-2103

Attention:  Mr. Scott A. Montgomery
            President and Chief Executive Officer
            -------------------------------------

Ladies and Gentlemen:

     Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), is pleased to act as exclusive financial advisor to the Board of Directors and Senior Management of National Mercantile Bancorp and its wholly-owned subsidiary, Mercantile National Bank (together, the "Company"), in connection with the Company's proposed offer and sale of certain newly issued shares of Series A Noncumulative Convertible Preferred Stock ("Preferred Stock") of the Company in order to enhance the Company's capital base (the "Offering"). The Offering would involve a rights offering to the Company's shareholders as of a specified record date (the "Rights Offering") in combination with a private offering the Conrad Company and Wildwood Enterprises, Inc. Profit Sharing Plan (the "Private Offering") and purchase commitments for unsubscribed shares by certain standby investors (the "Standby Purchasers") pursuant to standby purchase agreements (the "Standby Purchaser Offering"). The Rights Offering and the Standby Purchaser Offering are sometimes collectively referred to herein as the "Public Offering". This letter is to confirm the terms and conditions of our engagement.

ADVISORY SERVICES
-----------------

     Sandler O'Neill will act as financial advisor to the Company and will work with the Company's management, counsel, accountants and other advisors in connection with the Offering. We anticipate that our activities would include, as appropriate, the following:

     1.   Assisting management in structuring the Offering;

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Board of Directors
National Mercantile Bancorp
December 1, 1996
Page 2


     2. Advising the Company on the financial and market impact of the proposed Offering;

     3. Advising and assisting management in making presentations to the Company's Board of Directors regarding the Offering;

     4. Assisting the Company in establishing an appropriate price for the shares of Preferred Stock to be issued in the Offering;

     5. Reviewing all offering documents, including the Prospectus and related offering materials (it being understood that preparation and filing of such documents will be the responsibility of the Company and its counsel);

     6. Identifying prospective standby purchasers in the Standing Purchaser Offering and assisting in the negotiation of standby purchase agreements with such standby purchasers;

     7. Assisting the Company's management in preparing for meetings with existing shareholders and other potential investors in the Offering; and

     8. Providing such other general advice and assistance as may be requested to promote the successful completion of the Offering.

FEES
----

     For its services hereunder, the Company agrees to pay Sandler O'Neill the fees set forth below:

     (a) A fee of 1.5% of the aggregate value of funds committed in the Private Offering;

     (b) A fee of 3.0% of the aggregate purchase price of the shares of Preferred Stock sold in the Public Offering pursuant to the exercise of subscription rights; and

     (c) A fee of 5% of the aggregate value of funds committed by Standby Purchasers in the Standby Purchaser Offering who execute standby
                     ---------------------------------
          purchase agreements acceptable to the Company.
                              -------------------------

     The above fee structure is subject to a minimum fee of $250,000.

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Board of Directors
National Mercantile Bancorp
December 1, 1996
Page 3


     If (i) Sandler O'Neill's engagement hereunder is terminated for any of the reasons provided for under the section of this letter captioned "Definitive Agreement," or (ii) the Offering is terminated by the Company, no fee shall be payable by the Company to Sandler O'Neill hereunder, however, the Company shall reimburse Sandler O'Neill for its reasonable out-of-pocket expenses, including legal fees, in accordance with the provisions of the section of this letter captioned "Costs and Expenses."

     If the Offering is completed, fees payable to Sandler O'Neill hereunder shall be payable in cash at the time of the closing of the Offering.

COSTS AND EXPENSES
------------------

     In addition to any fees that may be payable to Sandler O'Neill hereunder and the expenses to be borne by the Company pursuant to the following paragraph, the Company agrees to reimburse Sandler O'Neill, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with its engagement hereunder up to an aggregate amount of $125,000, inclusive of costs
                                                            ---------
and expenses paid, or to be paid, under the letter agreement between the
Company and Sandler O'Neill dated February 28, 1996 (the "Letter Agreement"), but including, without limitation, fees and disbursements of its legal counsel, advertising, promotional, and travel expenses, regardless of whether the Offering is consummated; provided, however, that Sandler O'Neill shall document
                         --------  -------
such expenses to the reasonable satisfaction of the Company. The provisions of this paragraph are not intended to apply to or in any way impair the indemnification provisions of this letter.

     As is customary, the Company will bear all other expenses incurred in connection with the Offering, including, without limitation, (i) the cost of obtaining all securities and bank regulatory approvals, including any required NASD filing fees; (ii) the cost of printing and distributing the offering materials; (iii) the costs of blue sky qualification (including fees and expenses of blue sky counsel in an amount not to exceed $15,000) of the Preferred Stock in the various states; (iv) listing fees; and (v) all fees and disbursements of the Company's counsel, accountants, agents and other advisors. In the event Sandler O'Neill incurs any such fees and expenses on behalf of the Company, the Company will reimburse Sandler O'Neill for such fees and expenses whether or not the Offering is consummated; provided, however, that Sandler
                                            --------  -------
O'Neill shall not incur any substantial expenses on behalf of the Company pursuant to this paragraph without the prior approval of the Company.

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Board of Directors
National Mercantile Bancorp
December 1, 1996
Page 4


DUE DILIGENCE REVIEW
--------------------

     Sandler O'Neill's obligation to perform the services contemplated by this letter shall be subject to the satisfactory completion of such investigation and inquiries relating to the Company and its directors, officers, agents and employees as Sandler O'Neill and its counsel in their sole discretion may deem appropriate under the circumstances. In this regard, the Company agrees that, at its expense, it will make available to Sandler O'Neill all information which Sandler O'Neill requests, and will allow Sandler O'Neill the opportunity to discuss with the Company's management the financial condition, business and operations of the Company. The Company acknowledges that Sandler O'Neill will rely upon the accuracy and completeness of all information received from the Company and its directors, officers, employees, agents, independent accountants and counsel.

BLUE SKY MATTERS
----------------

     The Company agrees that if Sandler O'Neill's counsel does not serve as counsel with respect to blue sky matters in connection with the Offering, the Company will cause the counsel performing such services to prepare a Blue Sky Memorandum related to the Offering including Sandler O'Neill's participation therein and shall furnish Sandler O'Neill a copy thereof addressed to Sandler O'Neill or upon which such counsel shall state Sandler O'Neill may rely.

CONFIDENTIALITY
---------------

     Other than as otherwise required by law or regulation, Sandler O'Neill agrees that it will not disclose any information furnished by the Company to Sandler O'Neill in connection with its engagement hereunder (the "Confidential Information"). As used in this paragraph, the term "Confidential Information" shall not include information which (a) has been made public by a person other than Sandler O'Neill, (b) is known to Sandler O'Neill on a non-confidential basis prior to its disclosure to Sandler O'Neill, (c) has been or is disclosed to Sandler O'Neill on a non-confidential basis by a third party who is not otherwise known to Sandler O'Neill to be bound by a duty of confidentiality to the Company, (d) which the Company has agreed may be disclosed, (e) which Sandler O'Neill is required to disclose pursuant to a subpoena or order of the court or other tribunal or agency, or pursuant to law or regulation, or (f) in connection with litigation to which Sandler O'Neill is or is threatened to be made a party.


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Board of Directors
National Mercantile Bancorp
December 1, 1996
Page 5


INDEMNIFICATION
---------------

     The Company agrees to indemnify and hold Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (Sandler O'Neill and each such person being an "Indemnified Party") harmless from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable federal or state law, or otherwise (including in settlement of any litigation) related to or arising out of the Offering, or the engagement of Sandler O'Neill pursuant to, and the performance by Sandler O'Neill of the services contemplated by, this letter, and will reimburse any Indemnified Party for all expenses (including reasonable legal fees and expenses) as they are incurred, including expenses incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party. The Company will not be liable under the foregoing indemnification provision to the extent that any such loss, claim, damage, liability or expense is found in the final judgement by a court of competent jurisdiction to have resulted primarily from Sandler O'Neill's bad faith or gross negligence.

     The Company shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case it shall not thereafter be responsible for the fees and expenses of any separate counsel retained by Sandler O'Neill or any other Indemnified Party except as set forth below); provided, however, that such counsel shall be
                                  --------  -------
satisfactory to Sandler O'Neill. Notwithstanding the Company's election to assume the defense of such action, if, in the sole judgment of Sandler O'Neill or any other Indemnified Party, it is advisable for Sandler O'Neill or any other Indemnified Party to be represented by separate counsel, Sandler O'Neill or any other Indemnified Party shall have the right to employ counsel to represent Sandler O'Neill or any other Indemnified Party for liability arising form any claim in respect of which indemnity may be sought by Sandler O'Neill or any other Indemnified Party, in which event the reasonable fees and expenses of such separate counsel shall be borne by the Company and reimbursed to Sandler
O'Neill or any other Indemnified Party as incurred. It is expressly understood that the Company shall only be obligated to pay for one separate counsel (in addition to any required local counsel) in any one action or proceeding or group of related actions or proceedings for all Indemnified Parties collectively. The Company will not be liable under this letter agreement for any amount paid by Sandler O'Neill or any other Indemnified Party to settle any claims or actions if the settlement is entered into without the Company's consent, which shall not be unreasonably withheld.

     In the event Sandler O'Neill appears as a witness in any action brought against the Company in which an Indemnified Party is not named as a defendant, the Company agrees to reimburse Sandler O'Neill for all reasonable expenses incurred and time expended by it in connection with its appearing as a witness.


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Board of Directors
National Mercantile Bancorp
December 1, 1996
Page 6


     If the foregoing indemnification is unavailable for any reason, the Company agrees to contribute to such losses, claims, damages, liabilities and expenses in the proportion that its financial interest in the Offering bears to that of Sandler O'Neill.

     The Company agrees to notify Sandler O'Neill promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to any transaction contemplated by this agreement.

DEFINITIVE AGREEMENT
--------------------

     Sandler O'Neill and the Company agree that (a) except as set forth in clause (b) of this sentence, the foregoing represents the general intention of the Company and Sandler O'Neill and will supercede the provisions set forth in the Letter Agreement unless otherwise stated herein, with respect to the services to be provided by Sandler O'Neill in connection with the Offering, which will serve as a basis for Sandler O'Neill to proceed with its activities, and (b) the only legal and binding obligations of the Company and Sandler O'Neill with respect to the subject matter hereof shall be (1) the Company's obligation to reimburse costs and expenses pursuant to the section captioned "Costs and Expenses," (2) those set forth under the captions "Confidentiality" and "Indemnification," and (3) as set forth in a duly negotiated and executed definitive Agency Agreement to be entered into prior to the commencement of the Offering relating to the services of Sandler O'Neill in connection with the Offering. Such Agency Agreement shall be in form and content satisfactory to Sandler O'Neill and the Company and their respective counsel and shall contain standard indemnification provisions consistent herewith.

     Sandler O'Neill's execution of such Agency Agreement shall also be subject to (i) Sandler O'Neill's satisfaction with its investigation of the Company's business, financial condition and results of operations, (ii) preparation of offering materials that are reasonably satisfactory to Sandler O'Neill and its counsel, (iii) compliance with all relevant legal and regulatory requirements to the reasonable satisfaction of Sandler O'Neill's counsel, and (iv) market conditions at the time of the proposed offering.

TERMINATION OF ENGAGEMENT
-------------------------

     Sandler O'Neill's engagement hereunder may be terminated by the Company or by Sandler O'Neill at any time upon 30 days written notice to that effect, it being understood that (1) the obligation of the Company to reimburse costs and expenses pursuant to the section captioned "Costs and Expenses" and (2) the obligations of the Company and Sandler O'Neill set forth under the captions "Confidentiality" and "Indemnification" will survive any such termination.


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Board of Directors
National Mercantile Bancorp
December 1, 1996
Page 7


JURISDICTION
------------

     This agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in the state, without regard to conflicts of laws principles.

     Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Sandler O'Neill the duplicate copy of this letter enclosed herewith.

                                        Very truly yours,

                                        Sandler O'Neill & Partners, L.P.
                                        By:  Sandler O'Neill & Partners Corp.,
                                             the sole general partner.


                                        By:  /s/ Catherine A. Lawton
                                             --------------------------
                                             Catherine A. Lawton
                                             Vice President

Accepted and agreed to as of
the date first written above:

National Mercantile Bancorp

By:     ________________________

Title:  ________________________

Date:   ________________________